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                                                                     EXHIBIT 5.1



[COOLEY GODWARD LLP LOGO]

[COOLEY GODWARD LLP LETTERHEAD]

May 25, 2001

Amylin Pharmaceuticals, Inc.
9373 Towne Centre Drive
San Diego, California 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Amylin Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), covering the offering of up to an aggregate of 9,622,366 shares of the Company's Common Stock (the "Shares") for issuance pursuant to the Company's 2001 Equity Incentive Plan, the Company's 2001 Employee Stock Purchase Plan and the Company's Directors' Deferred Compensation Plan (collectively, the "Plans").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation, as amended, and By-laws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the Plans, the options granted thereunder and the related option agreements or related offering materials will be validly issued, fully paid and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the reference to filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


Thomas A. Coll